EXHIBIT 4.1
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                              IMMUCELL CORPORATION
                      2000 STOCK OPTION AND INCENTIVE PLAN


                                   I. GENERAL

1. Purpose. This 2000 Stock Option and Incentive Plan (the "Plan") of ImmuCell Corporation (the "Company") is intended to advance the interests of the Company by providing certain of its employees and certain other individuals providing services to the Company with an additional incentive, encouraging stock ownership by such individuals, increasing their proprietary interest in the success of the Company and encouraging them to remain employees of the Company or service providers for the Company.

2. Definitions. Whenever used herein, the following terms shall have the meanings set forth below:


         (a)   "Board" means the Board of Directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         (c) "Committee" means the Compensation and Stock Option Committee appointed by the Board to administer this Plan pursuant to
               Section 3 hereof.

         (d) "Company Group" means the Company, a parent corporation or subsidiary corporation of the Company, or a corporation, or a parent corporation or subsidiary corporation of such corporation, issuing or assuming an Option in a transaction of the type described in Section 424(a) of the Code. The terms "parent corporation" and "subsidiary corporation" shall have the meanings assigned to such terms by Section 424 of the Code.

         (e)   "Disability" means a permanent and total disability as defined in
               Section 422(c) (6) of the Code.

         (f) "Fair Market Value" means, if Shares are traded on a national exchange, the mean between the high and low sales prices for the Shares on the date on which the determination is made (or if no sales occurred on that date, on the next preceding date on which there was such a sale), or, if sales prices of Shares are made available for publication by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last sales price on the date on which such determination is made (or if no sales occurred on that date, on the next preceding date

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               on which there was such a sale), or if no such prices are
               available, the fair market value as determined by rules to be adopted by the Committee.

         (g) "Incentive Stock Option" means an Option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

         (h) "Nonqualified Stock Option" means an Option granted pursuant to the Nonqualified Stock Option provisions as set forth in Part III of this Plan.

         (i)   "Option" means an option to purchase shares under this Plan.

         (j) "Participant" means an individual to whom an Option is granted under this Plan.

         (k)   "Shares" means shares of the Company's common stock.

3. Administration. This Plan shall be administered by a Compensation and Stock Option Committee consisting of at least two members appointed by the Board. The members of the Committee shall at all times be: (i) "outside directors" as such term is defined in Treas. Reg. ss. 1.162-27(e)(3) (or any successor regulation); and (ii) "non-employee directors" within the meaning of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, as such terms are interpreted from time to time. The Board, at its pleasure, may remove members from or add members to the Committee. A majority of Committee members shall constitute a quorum of members, and the actions of the majority shall be final and binding on the whole Committee.

         In addition to the other powers granted to the Committee under this Plan, the Committee shall have the power, subject to the terms of this
         Plan: (i) to determine which of the eligible individuals shall be granted Options; (ii) to determine the time or times when Options shall be granted and to determine the number of Shares subject to each Option; (iii) to accelerate or extend (except for Incentive Stock Options) the date on which a previously granted Option may be exercised; (iv) to prescribe the form of agreement evidencing Options granted pursuant to this Plan; and (v) to construe and interpret this Plan and the agreements evidencing Options granted pursuant to this Plan, and to make all other determinations and take all other actions necessary or advisable for the administration of this Plan.

4. Eligibility. The individuals who shall be eligible to receive Options shall be such employees employed by a member of the Company Group and such other individuals providing services to a member of the Company Group as shall be selected by the Committee; provided, however, that only employees employed by a member of the Company Group shall be eligible to receive Incentive Stock Options. Participants chosen to participate under this Plan may be granted an Incentive Stock Option, a Nonqualified Stock Option, or any combination thereof.




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5.       Shares Subject to This Plan. The Shares subject to Options shall be either authorized and unissued Shares or treasury Shares. The aggregate number of Shares which may be issued pursuant to this Plan shall be five hundred thousand (500,000). Except as provided below, if an Option shall expire and terminate for any reason, in whole or in part, without being exercised, the number of Shares as to which such expired or terminated Option shall not have been exercised may again become available for the grant of Options. The maximum number of shares with respect to which Options may be granted to any employee shall be limited to one hundred thousand (100,000) shares in any calendar year.

6. No Tandem Options. There shall be no terms and conditions under an Option which provide that the exercise of an Incentive Stock Option reduces the number of Shares for which a Nonqualified Stock Option may be exercised; and there shall be no terms and conditions under an Option which provide that the exercise of a Nonqualified Stock Option reduces the number of Shares for which an Incentive Stock Option may be exercised.



                      II. INCENTIVE STOCK OPTION PROVISIONS

1.       Grant of Incentive Stock Options. Subject to the provisions of this
         Part II, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Incentive Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options. The aggregate Fair Market Value (determined as of the date of grant) of shares with respect to which incentive stock options (as defined in Section 422 of the Code) are exercisable for the first time by an individual in a calendar year (under all plans of the Company Group) shall not exceed $100,000. Anything herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee if, at the time the Incentive Stock Option is granted, such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of any member of the Company Group unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Incentive Stock Option is granted and the Incentive Stock Option is not exercisable after the expiration of five
         (5) years from the date the Incentive Stock Option is granted.

2. Terms and Conditions of Incentive Stock Options. Each Incentive Stock Option shall be evidenced by an option agreement which shall be in such form as the Committee shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares. Each Incentive Stock Option agreement shall state the number of shares covered by the agreement.






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         (b)   Option Price and Method of Payment. The Option price of each
               Incentive Stock Option shall be no less than the Fair Market Value of the Shares on the date the Incentive Stock Option is granted. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, (ii) in the discretion of the Committee, by the surrender of Shares then owned by the Participant, or (iii) in the discretion of the Committee, partially in accordance with clause (i) and partially in accordance with clause (ii) of this
               Section 2(b). Shares so surrendered in accordance with clause
               (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

         (c)   Option Period.

               (i) General. The period during which an Incentive Stock Option shall be exercisable shall not exceed ten (10) years from the date such Incentive Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this Section 2(c) . Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Incentive Stock Option during which such Option may not be exercised and at the time of a subsequent grant of an Incentive Stock Option or at such longer time as the Committee may determine accelerate the right of the Participant to exercise all or any part of the Incentive Stock Option not then exercisable. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof or the total number at the time purchasable under the Incentive Stock Option.

               (ii) Termination of Employment. If the Participant ceases to be an employee of any member of the Company Group for any reason other than Disability or death, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or three (3) months after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment.

               (iii) Disability. If a Participant's employment is terminated by reason of Disability, any then outstanding Incentive Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment.


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               (iv)  Death. If a Participant's employment is terminated by death, the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant's death to exercise any then outstanding Incentive Stock Options in whole or in part. The number of Shares in respect of which an Incentive Stock Option may be exercised after a Participant's death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant's death. In no event may the period for exercising an Incentive Stock Option extend beyond the date on which such Option would otherwise expire.

         (d) Non-transferability. An Incentive Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant.

         (e) Separate Agreements. Nonqualified Options may not be granted in the same agreement as an Incentive Stock Option.



                    III. NONQUALIFIED STOCK OPTION PROVISIONS

1.       Grant of Nonqualified Stock Options. Subject to the provisions of this
         Part III, the Committee shall from time to time determine those individuals eligible pursuant to Section 4 of Part I to whom Nonqualified Stock Options shall be granted and the number of Shares subject to, and terms and conditions of, such Options.

2. Terms and Conditions of Nonqualified Stock Options. Each Nonqualified Stock Option shall be evidenced by an option agreement which shall be in such form as the Board shall from time to time approve, and which shall comply with and be subject to the following terms and conditions:

         (a) Number of Shares. Each Nonqualified Stock Option agreement shall state the number of Shares covered by the agreement.

         (b) Option Price and Method of Payment. The option price of each Nonqualified Stock Option shall be such price as the Committee, in its discretion, shall establish, and the Committee may, in its discretion, reduce the option price of such Option at any time prior to the exercise of the Option; provided however, that the option price may not be less than the greater of 85% of the Fair









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               Market Value of the Shares on the date the Nonqualified Stock
               Option is granted or the par value, if any, of the Shares. Notwithstanding the foregoing, Nonqualified Stock Options granted to "Covered Employees" (within the meaning of Section 162(m)(3) of the Code) shall not have an option price less than the Fair Market Value of the Shares on the date the Nonqualified Stock Option is granted. The option price shall be payable on exercise of the Option (i) in cash or by certified check, bank draft or postal or express money order, (ii) in the discretion of the Committee, by the surrender of Shares then owned by the Participant, or (iii) in the discretion of the Committee, partially in accordance with clause (i) and partially in accordance with clause (ii) of this Section 2 (b). Shares so surrendered in accordance with clause (ii) or (iii) shall be valued at the Fair Market Value thereof on the date of exercise, surrender of such Shares to be evidenced by delivery of the certificate(s) representing such Shares in such manner, and endorsed in such form, or accompanied by stock powers endorsed in such form, as the Committee may determine.

         (c)   Option Period.

               (i) General. The period during which a Nonqualified Stock Option shall be exercisable shall not exceed ten (10) years from the date such Nonqualified Stock Option is granted; provided, however, that such Option may be sooner terminated in accordance with the provisions of this
                     Section 2 (c). Subject to the foregoing, the Committee may establish a period or periods with respect to all or any part of the Nonqualified Stock Option during which such Option may not be exercised and at the time of a subsequent grant of a Nonqualified Stock Option or at such longer time as the Committee may determine accelerate the right of the Participant to exercise all or any part of the Nonqualified Stock Option not then exercisable. The number of Shares which may be purchased at any one time shall be 100 Shares, a multiple thereof or the total number at the time purchasable under the Nonqualified Stock Option.

               (ii) Termination of Employment. If the Participant ceases to be an employee of any member of the Company Group or ceases to perform services for any member of the Company Group for any reason other than Disability or death, any outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or three (3) months after such termination of employment or the provision of services, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment or the date on which services ceased to be performed.





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               (iii) Disability. If a Participant's employment or provision of services is terminated by Disability, any then outstanding Nonqualified Stock Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or one (1) year after such termination of employment or the provision of services, and such Option shall be exercisable, prior to its termination, to the extent it was exercisable as of the date of termination of employment or the date on which services ceased to be performed.

               (iv) Death. If a Participant's employment or provision of services is terminated by death, the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred shall have the right during the one (1) year period following the date of the Participant's death to exercise any then outstanding Nonqualified Stock Options in whole or in part. The number of Shares in respect to which a Nonqualified Stock Option may be exercised after a Participant's death shall be the number of Shares in respect of which such Option could be exercised as of the date of the Participant's death. In no event may the period for exercising a Nonqualified Stock Option extend beyond the date on which such Option would otherwise expire.

         (d) Non-transferability. Unless otherwise provided by the Committee, a Nonqualified Stock Option shall not be transferable or assignable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by the Participant.



                                IV. MISCELLANEOUS

1. Effective Date. This Plan shall become effective on February 17, 2000 (the "Effective Date"), provided, however, that if the Plan is not approved by the shareholders of the Company prior to the expiration of the one year period commencing on the Effective Date, this Plan and all Options granted hereunder shall be null and void and shall be of no effect.

2. Duration of Program. Unless sooner terminated, the Plan shall remain in effect for a period of ten years after the Effective Date and shall thereafter terminate. No Incentive Stock Options or Nonqualified Stock Options may be granted after the termination of this Plan; provided however, that except as otherwise provided in Section 1 of this Part IV, termination of the Plan shall not affect any Options previously granted, which such Options and shall remain in effect until exercised, surrendered or cancelled, or until they have expired, all in accordance with their terms.




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3.       Changes in Capital Structure, etc. In the event of changes in the outstanding common shares of the Company by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchange of shares, separations, reorganizations, or liquidations, the number of Shares available under the Plan in the aggregate and the maximum number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. The Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant's proportionate interest shall be maintained as before the occurrence of such events; such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the option price per Share. In addition, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder, may, as to outstanding Options either (i) provide that such Options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate, or
         (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

4. Rights as Shareholder. A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

5.       Expenses.  The expenses of this Plan shall be paid by the Company.

6. Withholding. Any person exercising an Option shall be required to pay to the appropriate member of the Company Group the amount of any taxes such member is required by law to withhold with respect to the exercise of such Option. Such payment shall be due on the date such member is required by law to withhold such taxes. Such payment may also be made at the election of the optionee by the surrender of Shares then owned by the optionee, or the withholding of Shares otherwise to be issued to the optionee on exercise, in an amount that would satisfy the withholding amount due. Any election so made by optionees subject to
         Section 16(b) of the Securities Exchange Act of 1934, as amended shall be in accordance with the requirements of Rule 16b-3(e) under such Act and any interpretations thereof of the Securities and Exchange Commission. The value of such Shares withheld or delivered shall be equal to the Fair Market Value of such Shares on the date of exercise.




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         In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person from any member of the Company Group, all or part of the amount required to be withheld.

7. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

8. Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Options will be used for general corporate purposes.

9. Amendment of the Plan. The Board may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever except that, without approval of the shareholders, no such revision or amendment shall make any changes requiring shareholder approval under Sections 162(m) or 422 of the Code. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.






















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